UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2006
HORIZON OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16857 (Commission File Number)	72-0487309 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200, Houston, Texas (Address of principal executive offices)		77042 (Zip Code)
(713) 361-2600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Fourth Amendment to Loan Agreement
Amended Promissory Note

Item 1.01 Entry into a Material Definitive Agreement.
     On December 29, 2006 Horizon Vessels International, Ltd. (“Horizon International”), a wholly-owned subsidiary of Horizon Offshore, Inc, entered into a Fourth Amendment to Loan Agreement (the “Amendment”) with General Electric Credit Corporation of Tennessee to that certain Loan Agreement dated June 30, 2003, as amended from time to time (the “Loan Agreement”). In connection with the execution of the Amendment, Horizon International executed an amended and restated promissory note (the “Note”) to evidence its obligations under the Loan Agreement.
     The Amendment and Note reduce the interest rate on the remaining unpaid principal balance under the Note to a fixed interest rate of 8.55% per annum from a variable rate equal to the sum of the three month LIBOR rate plus 4.8% per annum (10.17% as of December 29, 2006).
     The Amendment and Note are filed as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the Amendment and Note are qualified in their entirety by reference to such Exhibits.
Item 9.01 Financial Statements and Exhibits.
(c)

10.1	Fourth Amendment to Loan Agreement dated as of December 29, 2006, between Horizon Vessels International, Ltd. and General Electric Credit Corporation of Tennessee.

10.2	Amended and Restated Promissory Noted dated December 29, 2006 executed by Horizon Vessels International, Ltd and payable to the order of General Electric Credit Corporation of Tennessee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON OFFSHORE, INC.
By:	/s/ Ronald D. Mogel
Ronald D. Mogel
Vice President and Chief Financial Officer

Date: January 5, 2007

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Fourth Amendment to Loan Agreement dated as of December 29, 2006, between Horizon Vessels International, Ltd. and General Electric Credit Corporation of Tennessee.

10.2	Amended and Restated Promissory Noted dated December 29, 2006 executed by Horizon Vessels International, Ltd and payable to the order of General Electric Credit Corporation of Tennessee.